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Ryan Hymel, EVP and Chief Financial Officer
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Playa Hotels & Resorts N.V. Reports Third Quarter 2020 Results

Fairfax, VA, November 4, 2020 – Playa Hotels & Resorts N.V. (the “Company” or “Playa”) (NASDAQ: PLYA) today announced results of operations for the three and nine months ended September 30, 2020.

The following table presents the quarterly results for our total portfolio and for our open resorts:

	Total Portfolio	Open Resorts (1)
	Q3 2020	Q3 2020
Available room nights	710,240	368,708
Occupancy	11.1%	21.5%
Net Package ADR	$275.71	$277.24
Net Package RevPAR	$30.71	$59.49

(1)Represents room nights that were actually available for reservation.

The following table presents quarterly segment results for our total portfolio and for our open resorts:

	Yucatán Peninsula		Pacific Coast		Dominican Republic		Jamaica
	Total Portfolio	Open Resorts (1)	Total Portfolio	Open Resorts (1)	Total Portfolio	Open Resorts (1)	Total Portfolio	Open Resorts (1)
	Q3 2020	Q3 2020	Q3 2020	Q3 2020	Q3 2020	Q3 2020	Q3 2020	Q3 2020
Available room nights	250,424	179,945	85,192	4,137	243,248	53,250	131,376	131,376
Occupancy	19.7%	27.5%	1.0%	21.4%	2.9%	13.2%	16.6%	16.6%
Net Package ADR	$288.40	$286.05	$578.90	$609.65	$268.25	$273.99	$236.94	$244.74
Net Package RevPAR	$56.94	$78.59	$6.01	$130.42	$7.76	$36.22	$39.23	$40.52

(1)Represents room nights that were actually available for reservation.

Three Months Ended September 30, 2020 Results

▪Net Loss was $78.6 million compared to Net Loss of $30.5 million in 2019. Net Loss for the three months ended September 30, 2020 includes a $2.1 million provision for doubtful accounts, $0.9 million of goodwill impairment losses and a $0.2 million gain on insurance proceeds.
▪Adjusted Net Loss was $77.0 million compared to Adjusted Net Loss of $30.2 million in 2019
▪Owned Resort EBITDA decreased 169.3% versus 2019 to $(17.9) million
▪Adjusted EBITDA decreased 265.0% versus 2019 to $(26.1) million

Nine Months Ended September 30, 2020 Results

▪Net Loss was $188.6 million compared to Net Income of $13.6 million in 2019. Net Loss for the nine months ended September 30, 2020 includes $42.3 million of goodwill and property and equipment impairment losses, a $1.7 million loss on sale of assets, a $2.1 million provision for doubtful accounts and a $3.2 million gain on insurance proceeds.
▪Adjusted Net Loss was $135.9 million compared to Adjusted Net Income of $17.9 million in 2019
▪Owned Resort EBITDA decreased 88.0% versus 2019 to $19.0 million
▪Adjusted EBITDA decreased 105.5% versus 2019 to $(7.2) million

"We have made great progress on the reopening front in recent months and couldn’t be more pleased with the underlying demand we are seeing in the leisure traveler. Our business continues to see sequential improvement as additional flight capacity is introduced into our markets and our direct marketing strategy connects with consumers. Importantly, guest response to our Playa Safe Stay safety protocols has been received particularly well, which, combined with our direct marketing efforts, should lead to share gains going forward.

Playa has opened all our resorts in Mexico and Jamaica and will be opening the remainder of our resorts during the fourth quarter, completing the reopening process for the portfolio as a whole. Mexico has maintained the most consistent travel policies, which has led to more flight capacity being added back and positioning it as one of the strongest international tourist destinations in North America.

We are maniacally focused on our cash burn and liquidity, recognizing the reopening was only the first step in the recovery. We remain focused on areas within our control and our sales and operating teams are quickly adapting to the new normal and demand trends, fine tuning along the way to set us up for success during the upcoming high season."

– Bruce D. Wardinski, Chairman and CEO of Playa Hotels & Resorts

COVID Update

The COVID-19 pandemic and the public health measures that have been undertaken in response have had a significant adverse impact on the global economy, the travel and hospitality industries and our business starting in the first quarter of 2020. The effects of the COVID-19 pandemic, including related government restrictions, border closings, quarantines, “shelter-in-place” orders and “social distancing,” have significantly disrupted global leisure travel, and has adversely impacted global commercial activity, contributing to worldwide economic contraction and increased unemployment. We expect that the continuing economic fallout will create headwinds for leisure travel even after the current government restrictions are lifted.
Due to the spread of the COVID-19 pandemic and the associated restrictions placed on international travel, we temporarily suspended operations at all of our resorts in late March 2020 and subsequently began reopening our resorts on July 1, 2020.
As of November 1, 2020, 18 out of our 21 resorts have reopened:

Resort	Date Reopened
Hilton Playa del Carmen All-Inclusive Resort	7/1/2020
Hilton Rose Hall Resort & Spa	7/1/2020
Hyatt Zilara Cancún	7/1/2020
Hyatt Zilara Rose Hall	7/1/2020
Hyatt Ziva Cancún	7/1/2020
Hyatt Ziva Rose Hall	7/1/2020
Jewel Grande Montego Bay Resort & Spa	7/1/2020
Jewel Paradise Cove Beach Resort & Spa	7/1/2020
Panama Jack Resorts Cancún	7/15/2020
Sanctuary Cap Cana	7/15/2020
Hyatt Zilara Cap Cana	7/22/2020
Hyatt Ziva Cap Cana	7/22/2020
Secrets Capri	8/3/2020
Hyatt Ziva Los Cabos	9/24/2020
Dreams Puerto Aventuras	10/1/2020
Hyatt Ziva Puerto Vallarta	10/1/2020
Panama Jack Resorts Playa del Carmen	10/1/2020
Dreams Punta Cana	10/2/2020
We anticipate opening the remainder of our resorts during the fourth quarter of 2020.
Our resorts account for all of our revenue. The suspension of operations at our resorts and the severely reduced occupancy at the resorts that have reopened have had a significant adverse effect on our liquidity. As of September 30, 2020, we had $195.5 million of available cash, excluding $27.6 million of restricted cash. We have taken the following measures to mitigate the impact of the effects of the COVID-19 pandemic on our liquidity position:
•we announced on June 12, 2020 that we had raised $224.0 million of additional capital from affiliates of Davidson Kempner Capital Management LP (“DK”) in the form of $204.0 million of additional debt financing and $20.0 million of equity financing at a price of $4.10 per share;
•we sold the Jewel Dunn's River Beach Resort & Spa and the Jewel Runaway Bay Beach Resort & Waterpark for a total cash consideration of $60.0 million. The transaction closed in May 2020;
•we borrowed an additional $40.0 million under our Revolving Credit Facility in March 2020, increasing the amount outstanding on the facility to $85.0 million;

•the temporary suspension of operations of all of our resorts significantly reduced the variable cost components of our resort-level operating expenses, including resort franchise and franchise-related fees, management fees and expenses related to our resort employees;
•we have deferred all of our non-critical capital expenditures planned for 2020 and intend to spend a minimal amount on emergency capital expenditures;
•we adopted temporary voluntary senior executive salary reductions while the majority of our resorts were closed, and our Chief Executive Officer’s voluntary 100% salary reduction remains in place;
•we imposed temporary compensation cuts broadly throughout our corporate workforce and canceled all non-essential corporate travel and spending; and
•we have temporarily suspended repurchases of our ordinary shares under our share repurchase program until we have more visibility into the longer-term impact of COVID-19 and economic conditions improve.
In addition, the reduction in the size of our Board of Directors in 2020 to align with the Company’s size and needs has and will continue to reduce our expenses.
We cannot predict when the effects of the pandemic will subside, and thus we cannot predict when we will be able to reopen our remaining resorts, whether our resorts will be permitted to remain open or when our business will return to normalized levels. There also can be no guarantee that when the effects of the pandemic subside that there will not be a later resurgence of the virus or that the demand for lodging, and consumer confidence in travel generally, will recover as quickly as other industries. The longer and more severe the pandemic, and the possibility of repeat or cyclical outbreaks of the virus beyond the one currently being experienced, the greater the material adverse effect the pandemic will have on our business, results of operations, cash flows, financial condition, access to credit markets and ability to service our indebtedness. See “Part II - Item 1A. Risk Factors” included in our Quarterly Report on Form 10-Q for additional information.

Financial and Operating Results

The following tables set forth information with respect to the operating results of our total portfolio and comparable portfolio for the three and nine months ended September 30, 2020 and 2019 ($ in thousands):
Total Portfolio

	Three Months Ended September 30,				Nine Months Ended September 30,
	2020	2019	Change		2020	2019	Change
Occupancy	11.1%	75.5%	(64.4)	pts	26.4%	78.5%	(52.1)	pts
Net Package ADR	$275.71	$224.60	22.8%		$294.33	$263.99	11.5%
Net Package RevPAR	$30.71	$169.58	(81.9)%		$77.58	$207.22	(62.6)%
Total Net Revenue (1)	$27,301	$126,157	(78.4)%		$198,989	$470,552	(57.7)%
Owned Net Revenue (2)	$27,035	$126,060	(78.6)%		$198,061	$468,954	(57.8)%
Owned Resort EBITDA (3)	$(17,919)	$25,873	(169.3)%		$18,952	$157,624	(88.0)%
Owned Resort EBITDA Margin	(66.3)%	20.5%	(86.8)	pts	9.6%	33.6%	(24.0)	pts
Other corporate	$8,205	$10,126	(19.0)%		$26,782	$28,519	(6.1)%
Management Fee Revenue	$8	$83	(90.4)%		$635	$1,568	(59.5)%
Adjusted EBITDA (4)	$(26,116)	$15,830	(265.0)%		$(7,195)	$130,673	(105.5)%
Adjusted EBITDA Margin	(95.7)%	12.5%	(108.2)	pts	(3.6)%	27.8%	(31.4)	pts
Comparable Portfolio (5)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2020	2019	Change		2020	2019	Change
Occupancy	11.8%	76.7%	(64.9)	pts	27.7%	80.8%	(53.1)	pts
Net Package ADR	$281.95	$231.37	21.9%		$297.84	$271.21	9.8%
Net Package RevPAR	$33.23	$177.55	(81.3)%		$82.46	$219.03	(62.4)%
Total Net Revenue (1)	$21,545	$108,791	(80.2)%		$150,817	$396,669	(62.0)%
Owned Net Revenue (2)	$21,279	$108,694	(80.4)%		$149,889	$395,071	(62.1)%
Owned Resort EBITDA (3)	$(11,854)	$26,077	(145.5)%		$18,226	$139,078	(86.9)%
Owned Resort EBITDA Margin	(55.7)%	24.0%	(79.7)	pts	12.2%	35.2%	(23.0)	pts
Other corporate	$8,205	$10,126	(19.0)%		$26,782	$28,519	(6.1)%
Management Fee Revenue	$8	$83	(90.4)%		$635	$1,568	(59.5)%
Adjusted EBITDA (4)	$(20,052)	$16,034	(225.1)%		$(7,921)	$112,127	(107.1)%
Adjusted EBITDA Margin	(93.1)%	14.7%	(107.8)	pts	(5.3)%	28.3%	(33.6)	pts
(1)Total Net Revenue represents revenue from the sale of all-inclusive packages, which include room accommodations, food and beverage services and entertainment activities, net of compulsory tips paid to employees, as well as revenue from other goods, services and amenities not included in the all-inclusive package. Government mandated compulsory tips in the Dominican Republic are not included in this adjustment as they are already excluded from revenue in accordance with U.S. GAAP. A description of how we compute Total Net Revenue and a reconciliation of Total Net Revenue to total revenue can be found in the section “Definitions of Non-U.S. GAAP Measures and Operating Statistics” below. Total Net Revenue also includes all Management Fee Revenue.
(2)Owned Net Revenue excludes Management Fee Revenue and MICE (meetings, incentives, conventions and events) revenue.
(3)A description of how we compute Owned Resort EBITDA and a reconciliation of net income to Owned Resort EBITDA can be found in the section “Definitions of Non-U.S. GAAP Measures and Operating Statistics” below.
(4)A description of how we compute Adjusted EBITDA and a reconciliation of net income to Adjusted EBITDA can be found in the section “Definitions of Non-U.S. GAAP Measures and Operating Statistics” below.
(5)For the three and nine months ended September 30, 2020, the comparable portfolio excludes the following: Hilton La Romana All-Inclusive Resort and Hilton Playa del Carmen All-Inclusive Resort, which were under renovation in 2019, Hyatt Ziva and Hyatt Zilara Cap Cana, a ground-up development opened November 2019, and Jewel Dunn’s River Beach Resort & Spa and Jewel Runaway Bay Beach Resort & Waterpark which were sold in May 2020.

Balance Sheet

As of September 30, 2020, the Company held $195.5 million in cash and cash equivalents, excluding $27.6 million of restricted cash. Total interest-bearing debt was $1,267.6 million, comprised of our Senior Secured Term Loan due 2024, property loan agreement due 2025 and outstanding balance on our Revolving Credit Facility. Effective March 29, 2018, we entered into two interest rate swaps to fix LIBOR at 2.85% on $800.0 million of our variable rate Term Loan. As of September 30, 2020, there was $84.7 million outstanding on our Revolving Credit Facility due 2022. In connection with an additional credit facility entered into in June 2020, we terminated the remaining $15.0 million of unused capacity of our Revolving Credit Facility under our existing credit agreement.
The following is a reconciliation of our cash and cash equivalents from June 30, 2020 through September 30, 2020:

Cash and Cash Equivalents
($ in millions)

June 30 Balance	$251.0
Less: July Cash Burn	(18.0)
Less: August Cash Burn	(15.4)
Less: September Cash Burn (1)	(16.2)
Less: Hyatt Ziva and Hyatt Zilara Cap Cana Capital Expenditures	(4.0)
Less: Hilton Conversions Capital Expenditures	(2.9)
Less: Maintenance Capital Expenditures (2)	(2.2)
Plus: Business Interruption Insurance Proceeds	3.2
September 30 Balance	$195.5
(1)Includes $2.5 million principal payment on term loan
(2)Includes $0.4 million of COVID-19 related capital expenses

Earnings Call

The Company will host a conference call to discuss its third quarter results on Thursday, November 5, 2020 at 10:00 a.m. (Eastern Standard Time). The conference call can be accessed by dialing (833) 683-7154 for domestic participants and (409) 983-9744 for international participants. The conference ID number is 4428507. Additionally, interested parties may listen to a taped replay of the entire conference call commencing two hours after the call’s completion on Thursday, November 5, 2020. This replay will run through Thursday, November 19, 2020. The access number for a taped replay of the conference call is (855) 859-2056 or (404) 537-3406 using the same conference ID number. There will also be a webcast of the conference call accessible on the Company’s investor relations website at www.investors.playaresorts.com.

About the Company

Playa is a leading owner, operator and developer of all-inclusive resorts in prime beachfront locations in popular vacation destinations in Mexico and the Caribbean. Playa owns and/or manages a total portfolio consisting of 21 resorts (8,172 rooms) located in Mexico, Jamaica, and the Dominican Republic. In Mexico, Playa owns and manages the Hyatt Zilara Cancún, Hyatt Ziva Cancún, Panama Jack Resorts Cancún, Panama Jack Resorts Playa del Carmen, Hilton Playa del Carmen All-Inclusive Resort, Hyatt Ziva Puerto Vallarta and Hyatt Ziva Los Cabos. In Jamaica, Playa owns and manages the Hyatt Zilara Rose Hall, the Hyatt Ziva Rose Hall, Hilton Rose Hall Resort & Spa, Jewel Grande Montego Bay Resort & Spa and Jewel Paradise Cove Beach Resort & Spa. In the Dominican Republic, Playa owns and manages the Hilton La Romana All-Inclusive Family Resort, the Hilton La Romana All-Inclusive Adult Resort, the Hyatt Ziva Cap Cana, and the Hyatt Zilara Cap Cana. Playa also owns four resorts in Mexico and the Dominican Republic that are managed by a third party and Playa manages the Sanctuary Cap Cana in the Dominican Republic.

Forward-Looking Statements

This press release contains ‘‘forward-looking statements,’’ as defined by federal securities laws. Forward-looking statements reflect Playa’s current expectations and projections about future events at the time, and thus involve uncertainty and risk. The words “believe,” “expect,” “anticipate,” “will,” “could,” “would,” “should,” “may,” “plan,” “estimate,” “intend,” “predict,” “potential,” “continue,” and the negatives of these words and other similar expressions generally identify forward looking statements. Such forward-looking statements are subject to various factors that could cause actual outcomes or results to differ materially from those indicated in these statements., including the risks described under the sections entitled “Risk Factors” of Playa’s Annual Report on Form 10-K, filed with the SEC on February 27, 2020 and Quarterly Report on Form 10-Q filed August 6, 2020, as such factors may be updated from time to time in Playa’s periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in Playa’s filings with the SEC. Currently, one of the most significant factors that could cause actual outcomes to differ materially from our forward-looking statements is the adverse effects of the current COVID-19 pandemic on the financial condition, operating results and cash flows of Playa, the airlines that service the locations where Playa owns resorts, the short and longer-term demand for travel, the global economy and the local economies where Playa owns its resorts, and the financial markets. As a result of the COVID-19 pandemic, all of Playa’s resorts temporarily suspended operations from March 2020 until July 2020 and operations at 3 resorts continue to be suspended. The extent to which the COVID-19 pandemic will impact Playa and consumer behavior will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, any resurgence of the pandemic after conditions initially improve, government actions taken to contain the pandemic or mitigate its impact, the speed and effectiveness of vaccine and treatment developments, and the direct and indirect economic effects of the pandemic and containment measures, including the magnitude of its impact on unemployment rates and consumer discretionary spending, among others. While forward-looking statements reflect Playa’s good faith beliefs, they are not guarantees of future performance. Playa disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes after the date of this press release, except as required by applicable law. You should not place undue reliance on any forward-looking statements, which are based only on information currently available to Playa (or to third parties making the forward-looking statements).

Definitions of Non-U.S. GAAP Measures and Operating Statistics

Occupancy
“Occupancy” represents the total number of rooms sold for a period divided by the total number of rooms available during such period. The total number of rooms available excludes any rooms considered “Out of Order” due to renovation or a temporary problem rendering them inadequate for occupancy for an extended period of time. Occupancy is a useful measure of the utilization of a resort’s total available capacity and can be used to gauge demand at a specific resort or group of properties during a given period. Occupancy levels also enable us to optimize Net Package ADR by increasing or decreasing the stated rate for our all-inclusive packages as demand for a resort increases or decreases.
Net Package Average Daily Rate (“Net Package ADR”)
“Net Package ADR” represents total Net Package Revenue for a period divided by the total number of rooms sold during such period. Net Package ADR trends and patterns provide useful information concerning the pricing environment and the nature of the guest base of our portfolio or comparable portfolio, as applicable. Net Package ADR is a commonly used performance measure in the all-inclusive segment of the lodging industry and is commonly used to assess the stated rates that guests are willing to pay through various distribution channels.
Net Package Revenue per Available Room (“Net Package RevPAR”)
“Net Package RevPAR” is the product of Net Package ADR and the average daily occupancy percentage. Net Package RevPAR does not reflect the impact of non-package revenue. Although Net Package RevPAR does not include this additional revenue, it generally is considered the key performance measure in the all-inclusive segment of the lodging industry to identify trend information with respect to net room revenue produced by our portfolio or comparable portfolio, as applicable, and to evaluate operating performance on a consolidated basis or a regional basis, as applicable.
Net Package Revenue, Net Non-package Revenue, Owned Net Revenue, Management Fee Revenue, Cost Reimbursements and Total Net Revenue
“Net Package Revenue” is derived from the sale of all-inclusive packages, which include room accommodations, food and beverage services and entertainment activities, net of compulsory tips paid to employees. Government mandated compulsory tips in the Dominican Republic are not included in this adjustment, as they are already excluded from revenue. Revenue is recognized, net of discounts and rebates, when the rooms are occupied and/or the relevant services have been rendered. Advance deposits received from guests are deferred and included in trade and other payables until the rooms are occupied and/or the relevant services have been rendered, at which point the revenue is recognized.

“Net Non-package Revenue” represents all other revenues earned from the operations of our resorts, other than Net Package Revenue, net of compulsory tips paid to employees. Government mandated compulsory tips in the Dominican Republic are not included in this adjustment, as they are already excluded from revenue. Net Non-package Revenue includes revenue associated with guests' purchases of upgrades, premium services and amenities, such as premium rooms, dining experiences, wines and spirits and spa packages, which are not included in the all-inclusive package. Revenue not included in a guest’s all-inclusive package is recognized when the goods are consumed.
“Owned Net Revenue” represents Net Package Revenue and Net Non-package Revenue. Owned Net Revenue represents a key indicator to assess the overall performance of our business and analyze trends, such as consumer demand, brand preference and competition. In analyzing our Owned Net Revenues, our management differentiates between Net Package Revenue and Net Non-package Revenue. Guests at our resorts purchase packages at stated rates, which include room accommodations, food and beverage services and entertainment activities, in contrast to other lodging business models, which typically only include the room accommodations in the stated rate. The amenities at all-inclusive resorts typically include a variety of buffet and á la carte restaurants, bars, activities, and shows and entertainment throughout the day.
“Management Fee Revenue” is derived from fees earned for managing resorts owned by third parties. The fees earned are typically composed of a base fee, which is computed as a percentage of revenue, and an incentive fee, which is computed as a percentage of profitability.
“Total Net Revenue” represents Net Package Revenue, Net Non-package Revenue and Management Fee Revenue. “Cost Reimbursements” is excluded from Total Net Revenue as it is not considered a key indicator of financial and operating performance. Cost Reimbursements is derived from the reimbursement of certain costs incurred by Playa on behalf of resorts managed by Playa and owned by third parties. This revenue is fully offset by reimbursable costs and has no net impact on operating (loss) income or net (loss) income.
The following table shows a reconciliation of Net Package Revenue, Net Non-package Revenue and Management Fee Revenue to total revenue for the three and nine months ended September 30, 2020 and 2019 ($ in thousands):
Total Portfolio

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net Package Revenue
Comparable Net Package Revenue	$17,337	$92,649	$128,153	$338,885
Non-comparable Net Package Revenue	4,476	14,305	42,058	62,752
Net Package Revenue	21,813	106,954	170,211	401,637

Net Non-package Revenue
Comparable Net Non-package Revenue	4,200	16,059	22,029	56,216
Non-comparable Net Non-package Revenue	1,280	3,061	6,114	11,131
Net Non-package Revenue	5,480	19,120	28,143	67,347

Management Fee Revenue
Comparable Management Fee Revenue	8	83	635	1,568
Non-comparable Management Fee Revenue	—	—	—	—
Management Fee Revenue	8	83	635	1,568

Total Net Revenue
Comparable Total Net Revenue	21,545	108,791	150,817	396,669
Non-comparable Total Net Revenue	5,756	17,366	48,172	73,883
Total Net Revenue	27,301	126,157	198,989	470,552
Compulsory tips	930	5,082	6,044	16,969
Cost Reimbursements	505	1,586	1,913	5,123
Total revenue	$28,736	$132,825	$206,946	$492,644

EBITDA, Adjusted EBITDA, Owned Resort EBITDA, Owned Resort EBITDA Margin and Adjusted EBITDA Margin
We define EBITDA, a non-U.S. GAAP financial measure, as net income or loss, determined in accordance with U.S. GAAP, for the period presented, before interest expense, income tax and depreciation and amortization expense. We define Adjusted EBITDA, a non-U.S. GAAP financial measure, as EBITDA further adjusted to exclude the following items:
•Other income or expense
•Pre-opening expense
•Transaction expenses
•Severance expense
•Other tax expense
•Gain on property damage insurance proceeds
•Share-based compensation
•Loss on extinguishment of debt
•Other items, which may include but are not limited to the following: management contract termination fees; gains or losses from legal settlements; repairs from hurricanes and tropical storms and impairment losses.
We include the non-service cost components of net periodic pension cost or benefit recorded within other income or expense in the Condensed Consolidated Statements of Operations in calculating Adjusted EBITDA as they are considered part of our ongoing resort operations.
“Owned Resort EBITDA” represents Adjusted EBITDA before corporate expenses and Management Fee Revenue.
“Owned Resort EBITDA Margin” represents Owned Resort EBITDA as a percentage of Owned Net Revenue.
“Adjusted EBITDA Margin” represents Adjusted EBITDA as a percentage of Total Net Revenue.
Adjusted Net (Loss) Income
“Adjusted Net (Loss) Income” represents net income or loss attributable to Playa, determined in accordance with U.S. GAAP, excluding special items which are not reflective of our core operating performance, such as one-time expenses related to transaction expenses.
Non-U.S. GAAP Measures
We believe that each of Net Package Revenue, Net Non-package Revenue, Owned Net Revenue, Total Net Revenue, Net Package ADR, Net Package RevPAR and Net Direct Expenses are useful to investors as they reflect our operating results by excluding compulsory tips. These tips have a margin of zero and do not represent our operating results.
We also believe that Adjusted EBITDA is useful to investors for two principal reasons. First, we believe Adjusted EBITDA assists investors in comparing our performance over various reporting periods on a consistent basis by removing from our operating results the impact of items that do not reflect our core operating performance. For example, changes in foreign exchange rates (which are the principal driver of changes in other income or expense), and expenses related to capital raising, strategic initiatives and other corporate initiatives, such as expansion into new markets (which are the principal drivers of changes in transaction expenses), are not indicative of the operating performance of our resorts. The other adjustments included in our definition of Adjusted EBITDA relate to items that occur infrequently and therefore would obstruct the comparability of our operating results over reporting periods. For example, revenue from insurance policies, other than business interruption insurance policies, is infrequent in nature, and we believe excluding these expense and revenue items permits investors to better evaluate the core operating performance of our resorts over time. We believe Adjusted EBITDA Margin provides our investors a useful measurement of operating profitability for the same reasons we find Adjusted EBITDA useful.
The second principal reason that we believe Adjusted EBITDA is useful to investors is that it is considered a key performance indicator by our board of directors (our “Board”) and management. In addition, the compensation committee of our Board determines the annual variable compensation for certain members of our management based, in part, on consolidated Adjusted EBITDA. We believe that Adjusted EBITDA is useful to investors because it provides investors with information utilized by our Board and management to assess our performance and may (subject to the limitations described below) enable investors to compare the performance of our portfolio to our competitors.
Adjusted Net (Loss) Income is non-GAAP performance measure that provides meaningful comparisons of ongoing operating results, by removing from net income the impact of items that do not reflect our normalized operations.
Our non-U.S. GAAP financial measures are not substitutes for revenue, net income or any other measure determined in accordance with U.S. GAAP. There are limitations to the utility of non-U.S. GAAP financial measures, such as Adjusted EBITDA. For example, other companies in our industry may define Adjusted EBITDA differently than we do. As a result, it may be difficult to use Adjusted EBITDA or similarly named non-U.S. GAAP financial measures that other companies publish to compare the performance of those companies to our performance. Because of these limitations, our non-U.S. GAAP financial measures should not be considered as a measure of the income or loss generated by our business or discretionary cash available for investment in our business, and investors should carefully consider our U.S. GAAP results presented. A reconciliation of net income as computed under U.S. GAAP to Adjusted Net (Loss) Income is presented below.
Comparable Non-U.S. GAAP Measures
We believe that presenting Adjusted EBITDA, Total Net Revenue, Net Package Revenue and Net Non-package Revenue on a comparable basis is useful to investors because these measures include only the results of resorts owned and in operation for the entirety of the periods presented and thereby eliminate disparities in results due to the acquisition or disposition of resorts or the impact of resort closures or re-openings in connection with redevelopment or renovation projects. As a result, we believe these measures provide more consistent metrics for comparing the performance of our operating resorts. We calculate Comparable Adjusted EBITDA, Comparable Total Net Revenue, Comparable Net Package Revenue and Comparable Net Non-package Revenue as the total amount of each respective measure less amounts attributable to non-comparable resorts, by which we mean resorts that were not owned or in operation during some or all of the relevant reporting period.
Our comparable resorts for the three and nine months ended September 30, 2020 exclude the following: Hilton La Romana All-Inclusive Resort and Hilton Playa del Carmen All-Inclusive Resort, which were under renovation in 2019, Hyatt Ziva and Hyatt Zilara Cap Cana, a ground-up development open during November 2019 and Jewel Dunn’s River Beach Resort & Spa and Jewel Runaway Bay Beach Resort & Waterpark which were sold in May 2020.
A reconciliation of net income as computed under U.S. GAAP to comparable Adjusted EBITDA is presented below. For a reconciliation of Comparable Net Package Revenue, Comparable Net Non-package Revenue, Comparable Management Fee Revenue and Comparable Total Net Revenue to total revenue as computed under U.S. GAAP, see “Net Package Revenue, Net Non-package Revenue, Owned Net Revenue, Management Fee Revenue, Cost Reimbursements and Total Net Revenue” in this section.

Playa Hotels & Resorts N.V.
Reconciliation of Net Income to EBITDA, Adjusted EBITDA and Owned Resort EBITDA
($ in thousands)

The following is a reconciliation of our U.S. GAAP net (loss) income to EBITDA, Adjusted EBITDA, Owned Resort EBITDA and Comparable Owned Resort EBITDA for the three and nine months ended September 30, 2020 and 2019:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net (loss) income	$(78,604)	$(30,461)	$(188,618)	$13,567
Interest expense	19,973	9,936	61,844	34,796
Income tax provision (benefit)	5,299	1,530	(8,237)	(10,025)
Depreciation and amortization	22,518	29,417	69,877	77,636
EBITDA	(30,814)	10,422	(65,134)	115,974
Other (income) expense (a)	(224)	2,537	(1,171)	2,775
Share-based compensation	1,925	1,850	7,867	6,612
Pre-opening expenses	—	257	—	548
Transaction expense (b)	541	1,253	1,416	4,493
Severance expense (c)	1,448	6	3,892	139
Other tax (income) expense (d)	(170)	(318)	298	484
Impairment loss (e)	867	—	42,308	—
Loss on sale of assets	—	—	1,729	—
Non-service cost components of net periodic pension benefit (cost) (f)	311	(177)	1,600	(352)
Adjusted EBITDA	(26,116)	15,830	(7,195)	130,673
Other corporate	8,205	10,126	26,782	28,519
Management fee income	(8)	(83)	(635)	(1,568)
Owned Resort EBITDA	(17,919)	25,873	18,952	157,624
Less: Non-comparable Owned Resort EBITDA	(6,065)	(204)	726	18,546
Comparable Owned Resort EBITDA (g)	$(11,854)	$26,077	$18,226	$139,078

(a)    Represents changes in foreign exchange and other miscellaneous expenses or income.
(b)    Represents expenses incurred in connection with corporate initiatives, such as: debt refinancing costs; other capital raising efforts; the redesign and build-out of our internal controls and strategic initiatives, such as the launch of a new resort or possible expansion into new markets.
(c)    Represents expenses incurred for employee terminations.
(d)    Relates primarily to a Dominican Republic asset/revenue tax, which is an alternative tax to income tax in the Dominican Republic. We eliminate this expense from Adjusted EBITDA because it is substantially similar to the income tax provision we eliminate from our calculation of EBITDA.
(e)    Represents the property and equipment impairment loss related to the sale of Jewel Dunn’s River Beach Resort & Spa and Jewel Runaway Bay Beach Resort & Waterpark and the impairment loss on the goodwill of our Jewel Paradise Cove Beach Resort & Spa, Jewel Dunn's River Beach Resort and Jewel Runaway Bay Beach Resort & Waterpark reporting units.
(f)    Represents the non-service cost components of net periodic pension benefit (cost) recorded within other income (expense) in the Condensed Consolidated Statement of Operations. Previously, these amounts were presented within direct expense. We include these benefits (costs) for the purposes of calculating Adjusted EBITDA as they are considered part of our ongoing resort operations.
(g)    Comparable resorts for the three and nine months ended September 30, 2020 exclude the following: Hilton La Romana All-Inclusive Resort and Hilton Playa del Carmen All-Inclusive Resort, which were under renovation in 2019, Hyatt Ziva and Hyatt Zilara Cap Cana, a ground-up development opened November 2019, and Jewel Dunn’s River Beach Resort & Spa and Jewel Runaway Bay Beach Resort & Waterpark which were sold in May 2020.

Playa Hotels & Resorts N.V.
Reconciliation of Net Income to Adjusted Net Income
($ in thousands)

The following table reconciles our net (loss) income to Adjusted Net (Loss) Income for the three and nine months ended September 30, 2020 and 2019:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net (loss) income	$(78,604)	$(30,461)	$(188,618)	$13,567
Reconciling items
Transaction expense (a)	541	1,253	1,416	4,493
Change in fair value of interest rate swaps (b)	(1,686)	—	9,701	2,001
Impairment loss (c)	867	—	42,308	—
Severance expense (d)	1,448	—	3,892	—
Amortization of interest rate swaps (e)	—	(912)	—	(1,814)
Total reconciling items before tax	1,170	341	57,317	4,680
Income tax benefit (provision) for reconciling items	404	(121)	(4,588)	(346)
Total reconciling items after tax	1,574	220	52,729	4,334
Adjusted net (loss) income	$(77,030)	$(30,241)	$(135,889)	$17,901

(a)Represents expenses incurred in connection with corporate initiatives, such as: debt refinancing costs; other capital raising efforts; the redesign and build-out of our internal controls and strategic initiatives, such as the launch of a new resort or possible expansion into new markets.
(b)Represents the change in fair value, excluding interest paid and accrued, of our interest rate swaps recognized as interest expense in our Condensed Consolidated Statements of Operations.
(c)Represents the property and equipment impairment loss related to the sale of Jewel Dunn’s River Beach Resort & Spa and Jewel Runaway Bay Beach Resort & Waterpark and the impairment loss on the goodwill of our Jewel Paradise Cove Beach Resort & Spa, Jewel Dunn's River Beach Resort and Jewel Runaway Bay Beach Resort & Waterpark reporting units.
(d)Represents expenses incurred for employee terminations.
(e)Represents the non-cash amortization of the change in fair value of our interest rate swaps recorded in interest expense prior to our adoption of hedge accounting on March 20, 2019, which results in the reclassification from interest expense in our Condensed Consolidated Statements of Operations to other comprehensive income (loss) in our Condensed Consolidated Statements of Comprehensive Loss.
The following table presents the impact of Adjusted Net (Loss) Income on our diluted earnings per share for the three and nine months ended September 30, 2020 and 2019:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Adjusted net (loss) income	$(77,030)	$(30,241)	$(135,889)	$17,901

(Losses) earnings per share - Diluted	$(0.58)	$(0.23)	$(1.44)	$0.10
Total reconciling items impact per diluted share	0.01	—	0.40	0.03
Adjusted (losses) earnings per share - Diluted	$(0.57)	$(0.23)	$(1.04)	$0.13

Playa Hotels & Resorts N.V.
Condensed Consolidated Balance Sheet
($ in thousands, except share data)
(unaudited)

	As of September 30,	As of December 31,
	2020	2019
ASSETS
Cash and cash equivalents	$195,516	$20,931
Restricted cash	27,586	—
Trade and other receivables, net	20,871	71,250
Accounts receivable from related parties	2,686	5,401
Inventories	13,319	16,649
Prepayments and other assets	44,486	44,691
Property and equipment, net	1,789,900	1,929,914
Goodwill, net	63,056	78,339
Other intangible assets	8,528	8,408
Deferred tax assets	1,912	21,381
Total assets	$2,167,860	$2,196,964
LIABILITIES AND SHAREHOLDERS' EQUITY
Trade and other payables	$114,137	$181,603
Payables to related parties	9,283	7,620
Income tax payable	2,386	3,252
Debt	1,252,779	1,040,658
Derivative financial instruments	50,832	31,932
Other liabilities	29,521	24,307
Deferred tax liabilities	71,985	97,941
Total liabilities	$1,530,923	$1,387,313
Commitments and contingencies
Shareholders' equity
Ordinary shares (par value €0.10; 500,000,000 shares authorized, 136,695,136 shares issued and 134,496,340 shares outstanding as of September 30, 2020, and 130,967,671 shares issued and 129,121,576 shares outstanding as of December 31, 2019)	14,862	14,215
Treasury shares (at cost, 2,198,796 shares as of September 30, 2020 and 1,846,095 shares as of December 31, 2019)	(16,642)	(14,088)
Paid-in capital	1,027,866	1,001,088
Accumulated other comprehensive loss	(33,609)	(24,642)
Accumulated deficit	(355,540)	(166,922)
Total shareholders' equity	636,937	809,651
Total liabilities and shareholders' equity	$2,167,860	$2,196,964

Playa Hotels & Resorts N.V.
Condensed Consolidated Statements of Operations
($ in thousands, except share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenue
Package	$22,705	$111,091	$176,062	$416,978
Non-package	5,518	20,065	28,336	68,975
Management fees	8	83	635	1,568
Cost reimbursements	505	1,586	1,913	5,123
Total revenue	28,736	132,825	206,946	492,644
Direct and selling, general and administrative expenses
Direct	35,679	87,252	153,957	273,577
Selling, general and administrative	22,943	30,771	76,514	94,647
Pre-opening	—	257	—	548
Depreciation and amortization	22,518	29,417	69,877	77,636
Reimbursed costs	505	1,586	1,913	5,123
Impairment loss	867	—	42,308	—
Loss on sale of assets	—	—	1,729	—
Gain on insurance proceeds	(220)	—	(3,170)	—
Direct and selling, general and administrative expenses	82,292	149,283	343,128	451,531
Operating (loss) income	(53,556)	(16,458)	(136,182)	41,113
Interest expense	(19,973)	(9,936)	(61,844)	(34,796)
Other income (expense)	224	(2,537)	1,171	(2,775)
Net (loss) income before tax	(73,305)	(28,931)	(196,855)	3,542
Income tax (provision) benefit	(5,299)	(1,530)	8,237	10,025
Net (loss) income	$(78,604)	$(30,461)	$(188,618)	$13,567

Earnings per share
(Losses) earnings per share - Basic	$(0.58)	$(0.23)	$(1.44)	$0.10
(Losses) earnings per share - Diluted	$(0.58)	$(0.23)	$(1.44)	$0.10
Weighted average number of shares outstanding during the period - Basic	134,493,864	129,841,264	131,426,886	130,265,112
Weighted average number of shares outstanding during the period - Diluted	134,493,864	129,841,264	131,426,886	130,601,247

Playa Hotels & Resorts N.V.
Consolidated Debt Summary - As of September 30, 2020
($ in millions)

	Maturity			Applicable Rate	LTM Interest (4)
Debt	Date	# of Years	Balance
Revolving credit facility (1)	Apr-22	1.6	$84.7	3.2%	$2.8
Term loan (2)	Apr-24	3.6	1,072.9	5.6%	58.7
Property loan	Jul-25	4.8	110.0	9.3%	2.8
Total debt			$1,267.6	5.8%	$64.3
Less: cash and cash equivalents (3)			195.5
Net debt (face)			$1,072.1

(1)As of September 30, 2020, the total borrowing capacity under our Revolving Credit Facility was $0 million. The interest rate on outstanding balances of our revolving credit facility is L+300 bps with no LIBOR floor. As of September 30, 2020, the commitment fee on undrawn balances of our Revolving Credit Facility was 0.5%.
(2)The interest rate on our terms loan consists of multiple rate structures including L+275 bps with a LIBOR floor of 1%, L+300 bps with a LIBOR floor of 1% and a fixed interest rate of 11.4777%. The effective interest rate on our term loans was 5.61% as of September 30, 2020, which includes the LIBOR rate that was locked in September for the 1-month period. Effective March 29, 2018, we entered into two interest rate swaps to mitigate the long-term interest rate risk inherent in our variable rate Term Loan. The interest rate swaps have an aggregate fixed notional value of $800.0 million. The fixed rate paid by us is 2.85% and the variable rate received resets monthly to the one-month LIBOR rate. Effective June 12, 2020, we entered into $94.0 million of additional senior secured credit facility term loans. The additional $94.0 million is broken into 3 tranches: $35.0 million term loan at a fixed rate of 11.4777%, $31.0 million term loan at a fixed rate of 11.4777%, and $28.0 million term loan at our option of either a base rate plus a margin of 2.00% or LIBOR plus 3.00% with a LIBOR floor of 1%.
(3)Based on cash balances on hand as of September 30, 2020.
(4)Represents last twelve months interest expense and commitment fee. The impact of amortization of deferred financing costs and discounts, capitalized interest and the change in fair market value of our interest rate swaps before we elected hedge accounting is excluded.

Playa Hotels & Resorts N.V.
Reportable Segment Operating Statistics - Three Months Ended September 30, 2020 and 2019

		Occupancy				Net Package ADR			Net Package RevPAR			Owned Net Revenue			Owned Resort EBITDA			Owned Resort EBITDA Margin
Total Portfolio	Rooms	2020	2019	Pts Change		2020	2019	% Change	2020	2019	% Change	2020	2019	% Change	2020	2019	% Change	2020	2019	Pts Change
Yucatán Peninsula	2,722	19.7%	85.3%	(65.6)	pts	$288.40	$225.21	28.1%	$56.94	$192.00	(70.3)%	$17,351	$50,996	(66.0)%	$(1,820)	$13,777	(113.2)%	(10.5)%	27.0%	(37.5)	pts
Pacific Coast	926	1.0%	76.1%	(75.1)	pts	$578.90	$236.24	145.0%	$6.01	$179.66	(96.7)%	773	17,404	(95.6)%	(2,330)	4,495	(151.8)%	(301.4)%	25.8%	(327.2)	pts
Dominican Republic	2,644	2.9%	54.9%	(52.0)	pts	$268.25	$156.30	71.6%	$7.76	$85.85	(91.0)%	2,453	14,585	(83.2)%	(6,296)	(1,201)	424.2%	(256.7)%	(8.2)%	(248.5)	pts
Jamaica	1,428	16.6%	78.3%	(61.7)	pts	$236.94	$254.72	(7.0)%	$39.23	$199.40	(80.3)%	6,458	43,075	(85.0)%	(7,473)	8,802	(184.9)%	(115.7)%	20.4%	(136.1)	pts
Total Portfolio	7,720	11.1%	75.5%	(64.4)	pts	$275.71	$224.60	22.8%	$30.71	$169.58	(81.9)%	$27,035	$126,060	(78.6)%	$(17,919)	$25,873	(169.3)%	(66.3)%	20.5%	(86.8)	pts

		Occupancy (Open Resorts) (1)				Net Package ADR (Open Resorts) (1)			Net Package RevPAR (Open Resorts) (1)
Total Portfolio (Open Resorts) (1)	Available Room Nights	2020	2019	Pts Change		2020	2019	% Change	2020	2019	% Change
Yucatán Peninsula	1,956	27.5%	85.3%	(57.8)	pts	$286.05	$225.21	27.0%	$78.59	$192.00	(59.1)%
Pacific Coast	45	21.4%	76.1%	(54.7)	pts	$609.65	$236.24	158.1%	$130.42	$179.66	(27.4)%
Dominican Republic	579	13.2%	54.9%	(41.7)	pts	$273.99	$156.30	75.3%	$36.22	$85.85	(57.8)%
Jamaica	1,428	16.6%	78.3%	(61.7)	pts	$244.74	$254.72	(3.9)%	$40.52	$199.40	(79.7)%
Total Portfolio	4,008	21.5%	75.5%	(54.0)	pts	$277.24	$224.60	23.4%	$59.49	$169.58	(64.9)%

		Occupancy				Net Package ADR			Net Package RevPAR			Owned Net Revenue			Owned Resort EBITDA			Owned Resort EBITDA Margin
Comparable Portfolio	Rooms	2020	2019	Pts Change		2020	2019	% Change	2020	2019	% Change	2020	2019	% Change	2020	2019	% Change	2020	2019	Pts Change
Yucatán Peninsula	2,198	19.2%	85.2%	(66.0)	pts	$296.16	$227.14	30.4%	$56.91	$193.56	(70.6)%	$13,884	$44,825	(69.0)%	$(1,157)	$13,423	(108.6)%	(8.3)%	29.9%	(38.2)	pts
Pacific Coast	926	1.0%	76.1%	(75.1)	pts	$578.90	$236.24	145.0%	$6.01	$179.66	(96.7)%	773	17,404	(95.6)%	(2,330)	4,495	(151.8)%	(301.4)%	25.8%	(327.2)	pts
Dominican Republic	1,120	—%	59.6%	(59.6)	pts	$—	$153.45	(100.0)%	$—	$91.53	(100.0)%	81	11,933	(99.3)%	(1,599)	811	(297.2)%	(1,974.1)%	6.8%	(1,980.9)	pts
Jamaica	1,428	16.6%	77.5%	(60.9)	pts	$244.74	$282.45	(13.4)%	$40.52	$219.00	(81.5)%	6,541	34,532	(81.1)%	(6,768)	7,348	(192.1)%	(103.5)%	21.3%	(124.8)	pts
Total Comparable Portfolio	5,672	11.8%	76.7%	(64.9)	pts	$281.95	$231.37	21.9%	$33.23	$177.55	(81.3)%	$21,279	$108,694	(80.4)%	$(11,854)	$26,077	(145.5)%	(55.7)%	24.0%	(79.7)	pts

		Occupancy (Open Resorts) (1)				Net Package ADR (Open Resorts) (1)			Net Package RevPAR (Open Resorts) (1)
Comparable Portfolio (Open Resorts) (1)	Available Room Nights	2020	2019	Pts Change		2020	2019	% Change	2020	2019	% Change
Yucatán Peninsula	1,432	29.5%	85.2%	(55.7)	pts	$293.18	$227.14	29.1%	$86.47	$193.56	(55.3)%
Pacific Coast	45	21.4%	76.1%	(54.7)	pts	$609.65	$236.24	158.1%	$130.42	$179.66	(27.4)%
Dominican Republic	—	—%	59.6%	(59.6)	pts	$—	$153.45	(100.0)%	$—	$91.53	(100.0)%
Jamaica	1,428	16.6%	77.5%	(60.9)	pts	$244.74	$282.45	(13.4)%	$40.52	$219.00	(81.5)%
Total Comparable Portfolio	2,905	23.0%	76.7%	(53.7)	pts	$280.60	$231.37	21.3%	$64.56	$177.55	(63.6)%

(1)Represents room nights that were actually available for reservation.

Highlights
The decreases listed below are a result of the temporary suspension or reduced occupancy at all of our resorts in the third quarter in response to the COVID-19 pandemic.

Yucatán Peninsula
▪Comparable Net Package RevPAR decreased 70.6% over the same period in the prior year, driven by a decrease in Occupancy of 6,600 basis points and partially offset by an increase in Net Package ADR of 30.4%. Comparable Owned Net Revenue during the third quarter includes a $1.4 million favorable VAT tax adjustment following OECD guidelines for Transfer Pricing for Multinational Enterprises which considers the economic impact of the COVID-19 pandemic. This adjustment results in a favorable adjustment to Comparable Net Package Revenue and Comparable Net Package ADR. Excluding this adjustment, Comparable Net Package Revenue would be $10.1 million, representing a decrease of 74.1% for the three months ended September 30, 2020. Comparable Net Package ADR would be $260.61 and Comparable Net Package RevPAR would be $50.08, representing an increase of 14.7% and a decrease of 74.1%, respectively for the three months ended September 30, 2020.
▪Total segment Owned Net Revenue during the third quarter includes a $2.0 million favorable VAT tax adjustment. Excluding this adjustment, Net Package Revenue would be $12.2 million, representing a decrease of 72.4% for the three months ended September 30, 2020. Net Package ADR would be $247.49 and Net Package RevPAR would be $48.86, representing an increase of 9.9% and a decrease of 74.6%, respectively for the three months ended September 30, 2020.
▪Comparable Owned Resort EBITDA decreased $14.6 million, or 108.6%, over the prior year.

Pacific Coast
▪Comparable Net Package RevPAR decreased 96.7% over the same period in the prior year, driven by a decrease in Occupancy of 7,510 basis points and partially offset by an increase Net Package ADR of 145.0%. Owned Net Revenue during the third quarter includes a $0.3 million favorable VAT tax adjustment following OECD guidelines for Transfer Pricing for Multinational Enterprises which considers the economic impact of the COVID-19 pandemic. This adjustment results in a favorable adjustment to Owned Net Revenue and Net Package ADR. Excluding this adjustment, Owned Net Revenue would be $0.2 million representing a decrease of 98.8% for the three months ended September 30, 2020. Net Package ADR would be $203.13 and Net Package RevPAR would be $2.11, representing a decrease of 14.0% and a decrease of 98.8%, respectively for the three months ended September 30, 2020.
▪Comparable Owned Resort EBITDA decreased $6.8 million, or 151.8%, over the prior year.

Dominican Republic
▪Comparable Net Package RevPAR decreased 100.0% over the same period in prior year, driven by a decrease in Occupancy of 5,960 basis points and a decrease in Net Package ADR of 100.0%.
▪Comparable Owned Resort EBITDA decreased $2.4 million, or 297.2%, over the prior year.

Jamaica
▪Comparable Net Package RevPAR decreased 81.5% over the same period in prior year, driven by a decrease in Net Package ADR of 13.4% and a decrease in Occupancy of 6,090 basis points. Comparable Owned Net Revenue during the third quarter includes a $0.5 million favorable VAT tax adjustment following OECD guidelines for Transfer Pricing for Multinational Enterprises which considers the economic impact of the COVID-19 pandemic. This adjustment results in a favorable adjustment to Comparable Net Package Revenue and Comparable Net Package ADR. Excluding this adjustment, Comparable Net Package Revenue would be $4.8 million representing a decrease of 83.3% for the three months ended September 30, 2020. Comparable Net Package ADR would be $221.32 and Comparable Net Package RevPAR would be $36.64, representing a decrease of 21.6% and a decrease of 83.3%, respectively for the three months ended September 30, 2020.
▪Comparable Owned Resort EBITDA decreased $14.1 million, or 192.1%, over the prior year.

Playa Hotels & Resorts N.V.
Reportable Segment Operating Statistics - Nine Months Ended September 30, 2020 and 2019

		Occupancy				Net Package ADR			Net Package RevPAR			Owned Net Revenue			Owned Resort EBITDA			Owned Resort EBITDA Margin
Total Portfolio	Rooms	2020	2019	Pts Change		2020	2019	% Change	2020	2019	% Change	2020	2019	% Change	2020	2019	% Change	2020	2019	Pts Change
Yucatán Peninsula	2,722	31.2%	84.9%	(53.7)	pts	$296.21	$261.93	13.1%	$92.48	$222.42	(58.4)%	$79,689	$180,981	(56.0)%	$15,111	$67,087	(77.5)%	19.0%	37.1%	(18.1)	pts
Pacific Coast	926	21.1%	76.2%	(55.1)	pts	$346.49	$292.73	18.4%	$73.05	$222.92	(67.2)%	21,854	65,061	(66.4)%	3,726	25,451	(85.4)%	17.0%	39.1%	(22.1)	pts
Dominican Republic	2,644	20.0%	66.9%	(46.9)	pts	$228.09	$196.91	15.8%	$45.61	$131.77	(65.4)%	38,060	70,226	(45.8)%	(3,388)	17,305	(119.6)%	(8.9)%	24.6%	(33.5)	pts
Jamaica	1,428	31.3%	80.6%	(49.3)	pts	$337.62	$300.38	12.4%	$105.66	$242.26	(56.4)%	58,458	152,686	(61.7)%	3,503	47,781	(92.7)%	6.0%	31.3%	(25.3)	pts
Total Portfolio	7,720	26.4%	78.5%	(52.1)	pts	$294.33	$263.99	11.5%	$77.58	$207.22	(62.6)%	$198,061	$468,954	(57.8)%	$18,952	$157,624	(88.0)%	9.6%	33.6%	(24.0)	pts

		Occupancy (Open Resorts) (1)				Net Package ADR (Open Resorts) (1)			Net Package RevPAR (Open Resorts) (1)
Total Portfolio (Open Resorts) (1)	Available Room Nights	2020	2019	Pts Change		2020	2019	% Change	2020	2019	% Change
Yucatán Peninsula	1,507	56.4%	84.9%	(28.5)	pts	$296.43	$261.93	13.2%	$167.21	$222.42	(24.8)%
Pacific Coast	304	64.3%	76.2%	(11.9)	pts	$348.67	$292.73	19.1%	$224.21	$222.92	0.6%
Dominican Republic	973	54.3%	66.9%	(12.6)	pts	$229.60	$196.91	16.6%	$124.74	$131.77	(5.3)%
Jamaica	1,068	50.3%	80.6%	(30.3)	pts	$333.77	$300.38	11.1%	$167.81	$242.26	(30.7)%
Total Portfolio	3,852	54.8%	78.5%	(23.7)	pts	$294.02	$263.99	11.4%	$161.14	$207.22	(22.2)%

		Occupancy				Net Package ADR			Net Package RevPAR			Owned Net Revenue			Owned Resort EBITDA			Owned Resort EBITDA Margin
Comparable Portfolio	Rooms	2020	2019	Pts Change		2020	2019	% Change	2020	2019	% Change	2020	2019	% Change	2020	2019	% Change	2020	2019	Pts Change
Yucatán Peninsula	2,198	31.3%	85.4%	(54.1)	pts	$296.33	$262.09	13.1%	$92.68	$223.78	(58.6)%	$64,238	$152,977	(58.0)%	$11,913	$57,695	(79.4)%	18.5%	37.7%	(19.2)	pts
Pacific Coast	926	21.1%	76.2%	(55.1)	pts	$346.49	$292.73	18.4%	$73.05	$222.92	(67.2)%	21,854	65,061	(66.4)%	3,726	25,451	(85.4)%	17.0%	39.1%	(22.1)	pts
Dominican Republic	1,120	24.4%	76.1%	(51.7)	pts	$180.29	$197.27	(8.6)%	$43.95	$150.12	(70.7)%	16,153	55,449	(70.9)%	1,188	16,787	(92.9)%	7.4%	30.3%	(22.9)	pts
Jamaica	1,428	29.0%	80.3%	(51.3)	pts	$354.84	$327.96	8.2%	$103.04	$263.34	(60.9)%	47,644	121,584	(60.8)%	1,399	39,145	(96.4)%	2.9%	32.2%	(29.3)	pts
Total Comparable Portfolio	5,672	27.7%	80.8%	(53.1)	pts	$297.84	$271.21	9.8%	$82.46	$219.03	(62.4)%	$149,889	$395,071	(62.1)%	$18,226	$139,078	(86.9)%	12.2%	35.2%	(23.0)	pts

		Occupancy (Open Resorts) (1)				Net Package ADR (Open Resorts) (1)			Net Package RevPAR (Open Resorts) (1)
Comparable Portfolio (Open Resorts) (1)	Available Room Nights	2020	2019	Pts Change		2020	2019	% Change	2020	2019	% Change
Yucatán Peninsula	1,170	58.8%	85.4%	(26.6)	pts	$296.10	$262.09	13.0%	$173.98	$223.78	(22.3)%
Pacific Coast	304	64.3%	76.2%	(11.9)	pts	$348.67	$292.73	19.1%	$224.21	$222.92	0.6%
Dominican Republic	331	82.5%	76.1%	6.4	pts	$180.44	$197.27	(8.5)%	$148.80	$150.12	(0.9)%
Jamaica	913	45.4%	80.3%	(34.9)	pts	$348.65	$327.96	6.3%	$158.40	$263.34	(39.8)%
Total Comparable Portfolio	2,718	57.8%	80.8%	(23.0)	pts	$296.40	$271.21	9.3%	$171.29	$219.03	(21.8)%

(1)Represents room nights that were actually available for reservation.

Highlights
The decreases listed below are a result of the temporary suspension or reduced occupancy at all of our resorts during fiscal year 2020 in response to the COVID-19 pandemic.

Yucatán Peninsula
▪Comparable Net Package RevPAR decreased 58.6% over the same period in prior year, driven by a decrease in Occupancy of 5,410 basis points and slightly offset by an increase in Net Package ADR of 13.1%.Comparable Owned Net Revenue during the third quarter includes a $1.4 million favorable VAT tax adjustment following OECD guidelines for Transfer Pricing for Multinational Enterprises which considers the economic impact of the COVID-19 pandemic. This adjustment results in a favorable adjustment to Comparable Net Package Revenue and Comparable Net Package ADR. Excluding this adjustment, Comparable Net Package Revenue would be $54.4 million representing a decrease of 59.4% for the nine months ended September 30, 2020. Comparable Net Package ADR would be $289.00 and Comparable Net Package RevPAR would be $90.39, representing an increase of 10.3% and a decrease of 59.6%, respectively for the nine months ended September 30, 2020.
•Total segment Owned Net Revenue during the third quarter includes a $2.0 million favorable VAT tax adjustment. Excluding this adjustment, Net Package Revenue would be $67.0 million, representing a decrease of 57.8% for the nine months ended September 30, 2020. Net Package ADR would be $287.53 and Net Package RevPAR would be $89.77, representing an increase of 9.8% and a decrease of 59.6%, respectively for the nine months ended September 30, 2020.
•Segment Comparable Owned Resort EBITDA. Our Comparable Owned Resort EBITDA for the nine months ended September 30, 2020 decreased $45.8 million, or 79.4%, compared to the nine months ended September 30, 2019.

Pacific Coast
▪Comparable Net Package RevPAR decreased 67.2% over the same period in prior year, driven by a decrease in Occupancy of 5,510 basis points an and partially offset by an increase in Net Package ADR of 18.4%. Owned Net Revenue during the third quarter includes a $0.3 million favorable VAT tax adjustment following OECD guidelines for Transfer Pricing for Multinational Enterprises which considers the economic impact of the COVID-19 pandemic. This adjustment results in a favorable adjustment to Owned Net Revenue and Net Package ADR. Excluding this adjustment, Owned Net Revenue would be $18.2 million representing a decrease of 67.7% for the nine months ended September 30, 2020. Net Package ADR would be $340.27 and Net Package RevPAR would be $71.73, representing an increase of 16.2% and a decrease of 67.8%, respectively for the nine months ended September 30, 2020.
▪Segment Comparable Owned Resort EBITDA. Our Comparable Owned Resort EBITDA for the nine months ended September 30, 2020 decreased $21.7 million, or 85.4%, compared to the nine months ended September 30, 2019.

Dominican Republic
▪Comparable Net Package RevPAR decreased 70.7% over the same period in prior year, driven by a decrease in Occupancy of 5,170 basis points and a decrease in Net Package ADR of 8.6%.
▪Segment Comparable Owned Resort EBITDA. Our Comparable Owned Resort EBITDA for the nine months ended September 30, 2020 decreased $15.6 million, or 92.9%, compared to the nine months ended September 30, 2019. Additionally, the negative press regarding the Dominican Republic in 2019 had a negative impact on results in this segment for the nine months ended September 30, 2020.

Jamaica
▪Comparable Net Package RevPAR decreased 60.9% over the same period in prior year, driven by a decrease in Occupancy of 5,130 basis points and partially offset by an increase in Net Package ADR of 8.2%. Comparable Owned Net Revenue during the third quarter includes a $0.5 million favorable VAT tax adjustment following OECD guidelines for Transfer Pricing for Multinational Enterprises which considers the economic impact of the COVID-19 pandemic. This adjustment results in a favorable adjustment to Comparable Net Package Revenue and Comparable Net Package ADR. Excluding this adjustment, Comparable Net Package Revenue would be $39.8 million representing a decrease of 61.1% for the nine months ended September 30, 2020. Comparable Net Package ADR would be $350.35 and Comparable Net Package RevPAR would be $101.73, representing an increase of 6.8% and a decrease of 61.4%, respectively for the nine months ended September 30, 2020
▪Segment Comparable Owned Resort EBITDA. Our Comparable Owned Resort EBITDA for the nine months ended September 30, 2020 decreased $37.7 million, or 96.4%, compared to the nine months ended September 30, 2019.

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